UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2017

MATEON THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-21990	13-3679168
(Commission File Number)	(IRS Employer Identification No.)

701 Gateway Boulevard, Suite 210 South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 635-7000

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On June 9, 2017, Mateon Therapeutics, Inc. (the “Company”) held its 2017 Annual Meeting of the stockholders of the Company (the “Annual Meeting”) at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 44 Montgomery Street, 36th Floor, San Francisco, California 94104.

(b) Of the 26,544,934 shares of the Company’s common stock entitled to vote at the Annual Meeting, 16,750,769 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results for each proposal considered at the Annual Meeting are presented below, and each proposal is described in further detail below and in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2017 (the “Proxy Statement”).

1. The Company’s stockholders elected the five individuals listed below as members of the Company’s Board of Directors to hold office until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non- Votes
David J. Chaplin, Ph.D.	3,686,654	3,042,222	10,021,893
Donald R. Reynolds	3,919,572	2,809,304	10,021,893
Bobby W. Sandage Jr., Ph.D.	3,578,948	3,149,928	10,021,893
Simon C. Pedder, Ph.D.	3,585,921	3,142,955	10,021,893
William D. Schwieterman, M.D.	3,507,988	3,220,888	10,021,893

2. The stockholders approved and ratified the appointment of OUM & Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
12,449,495	3,281,817	1,019,457	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: June 9, 2017	/s/ Matthew M. Loar
By: Matthew M. Loar
Chief Financial Officer